Exhibit 99.1

Laird Superfood Reports Third Quarter 2024 Financial Results

Record Net Sales of $11.8 million, growth of 28%. Gross Margin at 43.0%. Cash increased $0.4 million.

Boulder, Colorado – November 6, 2024 – Laird Superfood, Inc. (NYSE American: LSF) (“Laird Superfood,” the “Company”, “we”, and “our”), today reported financial results for the third quarter ended September 30, 2024.

Jason Vieth, Chief Executive Officer, commented, “I am pleased to report that Laird Superfood is once again among the fastest growing food companies in the US, with Net Sales increasing by over 28% in the third quarter of 2024. Year-to-date our 2024 Net Sales growth rate is nearly 27% and has been driven by positive growth across both e-commerce and wholesale channels, and across all of our core categories including Creamers, Coffee, and Hydration products. Even more impressive, we have done this while expanding our Gross Margin to more than 41% during 2024, which is also among best-in-class companies in the Food industry. We continue to see strong uptake among retailers nationwide, and the growth rate in our ecommerce business demonstrates our ability to maintain a leading position in omnichannel food sales.”

Vieth continued: “It is a clear trend that consumers continue to accelerate their focus on the impact of food ingredients to their own health and wellness, and I believe that Laird Superfood is now among the best positioned brands to support them on this journey.”

Third Quarter 2024 Highlights

●	Net Sales of $11.8 million compared to $9.2 million in the corresponding prior year period and $10.0 million in the second quarter of 2024.

●	E-commerce sales increased by 42% year-over-year and contributed 58% of total Net Sales, with significant improvements in media efficiency in this channel. Sales on Amazon.com increased by 133% year-over-year, building on the strong performance over the last two quarters as compared to the reduced prior year sales volume stemming from out-of-stock products caused by the quality event in 2023. Direct-to-Consumer (“DTC”) platform sales grew 10% year-over-year, driven by strong performance in both subscription revenue and repeat consumer purchases, higher average order value, and improved discount rates due to strategic shifts in our promotional strategies.

●	Wholesale sales increased by 13% year-over-year and contributed 42% of total Net Sales, driven by growth in grocery due to velocity improvement and distribution expansion, as well as more efficient promotional spend.

●	Gross Margin was 43.0% compared to 31.0% in the corresponding prior year period, and 41.8% in the second quarter of 2024. This margin expansion was driven by lower ingredient costs due to a shift to the direct procurement of key raw materials, settlement recoveries, as well as planned reductions in trade spend.

●	Net Loss was $0.2 million, or $0.02 per diluted share, compared to Net Loss of $2.7 million, or $0.28 per diluted share, in the corresponding prior year period and Net Loss of $0.2 million, or $0.02 per diluted share, in the second quarter of 2024. The improvement was driven by Gross Margin expansion, as well as lower marketing, and general and administrative (G&A) costs.

●	Adjusted earnings before interest, taxes, depreciation, amortization, stock-based compensation, and non-recurring items (“Adjusted EBITDA”), which is a non-GAAP financial measure, was ($11.4) thousand, or $0.00 per diluted share, compared to ($2.5) million, or ($0.27) per diluted share, in the corresponding prior year period and ($41.8) thousand, or ($0.00) per diluted share, in the second quarter of 2024. This improvement was driven by significantly expanded Gross Margins and lower sales and marketing and G&A costs. For more details on non-GAAP financial measures, refer to the information in the non-GAAP financial measures section of this press release.

Year-to-Date 2024 Highlights

●	Net Sales of $31.7 million compared to $25.0 million in the corresponding prior year period, representing 27% growth.

●	E-commerce sales increased by 41% year-over-year and contributed 59% of total Net Sales, with significant improvements in media efficiency in this channel. Sales on Amazon.com and the DTC platform increased year-over-year by 85% and 22%, respectively, driven by growth in subscription revenue and repeat consumer purchases, as well as higher order values.

●	Wholesale sales increased by 11% year-over-year and contributed 41% of total Net Sales, driven by velocity improvement and distribution expansion in grocery, as well as more efficient promotional spend.

●	Gross Margin was 41.7% compared to 26.4% in the corresponding prior year period. This margin expansion was driven by the full realization of the cost savings resulting from our transition to a variable cost third-party co-manufacturing business model, lower ingredient costs due to a shift to the direct procurement of key raw materials, as well as planned reductions in trade spend.

●	Net Loss was $1.4 million, or $0.14 per diluted share, compared to Net Loss of $10.3 million, or $1.11 per diluted share, in the corresponding prior year period. The improvement was driven by Gross Margin expansion, and lower marketing, and G&A costs.

●	Adjusted EBITDA was ($0.8) million, or ($0.08) per diluted share, compared to ($9.2) million, or ($0.99) per diluted share, in the corresponding prior year period. This improvement was driven by significantly expanded Gross Margins and lower marketing and G&A costs. For more details on non-GAAP financial measures, refer to the information in the non-GAAP financial measures section of this press release.

Revenue Disaggregation

	Three Months Ended September 30,
	2024		2023
	$	% of Total	$	% of Total
Coffee creamers	$6,273,157	53%	$5,804,273	63%
Coffee, tea, and hot chocolate products	3,298,363	28%	1,981,731	22%
Hydration and beverage enhancing supplements	2,520,402	21%	1,726,512	19%
Harvest snacks and other food items	1,558,611	13%	1,747,908	19%
Other	75,339	1%	132,284	1%
Gross sales	13,725,872	116%	11,392,708	124%
Shipping income	142,002	1%	214,982	2%
Discounts and promotional activity	(2,091,528)	(17)%	(2,427,909)	(26)%
Sales, net	$11,776,346	100%	$9,179,781	100%

	Three Months Ended September 30,
	2024		2023
	$	% of Total	$	% of Total
E-commerce	$6,887,356	58%	$4,842,389	53%
Wholesale	4,888,990	42%	4,337,392	47%
Sales, net	$11,776,346	100%	$9,179,781	100%

	Nine Months Ended September 30,
	2024		2023
	$	% of Total	$	% of Total
Coffee creamers	$16,540,456	52%	$15,583,969	62%
Coffee, tea, and hot chocolate products	7,977,157	25%	5,894,632	24%
Hydration and beverage enhancing supplements	6,855,274	22%	3,395,671	14%
Harvest snacks and other food items	4,546,448	14%	5,350,252	21%
Other	289,261	1%	286,965	1%
Gross sales	36,208,596	114%	30,511,489	122%
Shipping income	373,832	1%	778,051	3%
Discounts and promotional activity	(4,893,490)	(15)%	(6,272,730)	(25)%
Sales, net	$31,688,938	100%	$25,016,810	100%

	Nine Months Ended September 30,
	2024		2023
	$	% of Total	$	% of Total
E-commerce	$18,854,020	59%	$13,409,443	54%
Wholesale	12,834,918	41%	11,607,367	46%
Sales, net	$31,688,938	100%	$25,016,810	100%

Balance Sheet and Cash Flow Highlights

We had $8.2 million of cash, cash equivalents, and restricted cash as of September 30, 2024, and no outstanding debt.

Cash provided by operating activities was $0.5 million for the nine months of 2024, compared to cash used in operating activities of $10.9 million in the same period in 2023. The improvement in cash used relative to the corresponding prior year period was driven by Gross Margin expansion and significant reductions in marketing and G&A costs. Cash increased by $0.4 million in the third quarter of 2024, marking the second consecutive quarter of positive cash flow.

2024 Outlook

Based on the year-to-date 2024 results and management's best assessment of the environment today, we are raising the guidance for the full year 2024:

●	Net Sales are expected to be in the range of approximately $43 to $44 million, representing growth of 26% to 29% compared to 2023.
●	Gross Margin is expected to expand to approximately 41% to 42%, representing an 11 to 12-point improvement compared to 2023.

2024 Outlook

In 2025, management's strategy is to drive growth well in excess of the consumer goods and food industry averages:

●	Net Sales are expected to grow between 20 and 25%, driven by continued expansion across Wholesale accounts and further penetration of consumers on e-commerce platforms.
●	Management intends to maintain slightly positive adjusted EBITDA and cash flow during 2025, investing incremental margin back into the business to strategically drive topline growth initiatives.

Conference Call and Webcast Details

We will host a conference call and webcast at 5:00 p.m. ET today to discuss our financial results. Participants may access the live webcast on the Laird Superfood Investor Relations website at https://investors.lairdsuperfood.com under “Events”. The webcast will be archived on the Company's website and will be available for replay for at least two weeks.

About Laird Superfood

Laird Superfood, Inc. creates award-winning, plant-based superfood products that are clean, delicious, and functional. Our products are designed to enhance a consumer's daily ritual and keep them fueled naturally throughout the day. Laird Superfood was co-founded in 2015 by the world's most prolific big-wave surfer, Laird Hamilton. Laird Superfood's offerings are environmentally conscientious, responsibly tested and made with real ingredients. Shop all products online at www.lairdsuperfood.com and join the Laird Superfood community on social media for the latest news and daily doses of inspiration.

Forward-Looking Statements

This press release and the conference call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Laird Superfood’s anticipated cash runway, future financial performance, and growth. Such forward-looking statements may be identified by words such as "anticipates," "believes," "continues," "could," "estimates," "expects," "intends," "may," "outlook," "plans," "potential," predicts," "projects," "seeks," "should," "will," "would", or the antonyms of these terms or other comparable terminology. These forward-looking statements are based on Laird Superfood’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Laird Superfood’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The risks and uncertainties referred to above include, but are not limited to: (1) the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, including on our supply chain, the demand for our products, and on overall economic conditions and consumer confidence and spending levels; (2) volatility regarding our revenue, expenses, including shipping expenses, and other operating results; (3) our ability to acquire new direct and wholesale customers and successfully retain existing customers; (4) our ability to attract and retain our suppliers, distributors and co-manufacturers, and effectively manage their costs and performance; (5) effects of real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; (6) our ability to innovate on a timely and cost-effective basis, predict changes in consumer preferences and develop successful new products, or updates to existing products, and develop innovative marketing strategies; (7) adverse developments regarding prices and availability of raw materials and other inputs, a substantial amount of which come from a limited number of suppliers outside the United States, including in areas which may be adversely affected by climate change; (8) effects of changes in the tastes and preferences of our consumers and consumer preferences for natural and organic food products; (9) the financial condition of, and our relationships with, our suppliers, co-manufacturers, distributors, retailers and food service customers, as well as the health of the food service industry generally; (10) the ability of ourselves, our suppliers and co-manufacturers to comply with food safety, environmental or other laws or regulations; (11) our plans for future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements, including our ability to continue as a going concern; (12) the costs and success of our marketing efforts, and our ability to promote our brand; (13) our reliance on our executive team and other key personnel and our ability to identify, recruit and retain skilled and general working personnel; (14) our ability to effectively manage our growth; (15) our ability to compete effectively with existing competitors and new market entrants; (16) the impact of adverse economic conditions; (17) the growth rates of the markets in which we compete, and (18) the other risks described in our Annual Report on Form 10-K for the year ended December 31, 2023 and other filings we make with the Securities and Exchange Commission.

Investor Relations Contact

Trevor Rousseau

investors@lairdsuperfood.com

LAIRD SUPERFOOD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Sales, net	$11,776,346	$9,179,781	$31,688,938	$25,016,810
Cost of goods sold	(6,712,214)	(6,332,624)	(18,483,424)	(18,419,709)
Gross profit	5,064,132	2,847,157	13,205,514	6,597,101
General and administrative
Salaries, wages, and benefits	1,247,066	937,198	3,145,282	3,342,913
Other general and administrative	1,377,628	1,311,138	3,785,332	4,686,234
Total general and administrative expenses	2,624,694	2,248,336	6,930,614	8,029,147
Sales and marketing
Marketing and advertising	1,579,763	2,320,752	5,016,446	6,505,099
Selling	1,057,800	990,437	2,757,695	2,565,271
Related party marketing agreements	70,465	74,701	196,532	242,740
Total sales and marketing expenses	2,708,028	3,385,890	7,970,673	9,313,110
Total operating expenses	5,332,722	5,634,226	14,901,287	17,342,257
Operating loss	(268,590)	(2,787,069)	(1,695,773)	(10,745,156)
Other income	107,891	132,185	321,957	452,288
Loss before income taxes	(160,699)	(2,654,884)	(1,373,816)	(10,292,868)
Income tax expense	(5,421)	—	(47,902)	(13,172)
Net loss	$(166,120)	$(2,654,884)	$(1,421,718)	$(10,306,040)
Net loss per share:
Basic and diluted	$(0.02)	$(0.28)	$(0.14)	$(1.11)
Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, basic and diluted	10,256,802	9,337,789	9,831,927	9,279,541

LAIRD SUPERFOOD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net loss	$(1,421,718)	$(10,306,040)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	204,419	235,025
Stock-based compensation	1,073,698	818,647
Provision for inventory obsolescence	560,519	1,260,580
Allowance for credit losses	54,607	245,700
Noncash lease costs	114,254	114,254
Other operating activities, net	—	38,098
Changes in operating assets and liabilities:
Accounts receivable	(839,991)	(937,876)
Inventory	(393,402)	(1,958,157)
Prepaid expenses and other current assets	113,083	1,061,879
Operating lease liability	(97,520)	(94,679)
Accounts payable	50,377	810,908
Accrued expenses	1,107,932	(2,217,484)
Net cash from operating activities	526,258	(10,929,145)
Cash flows from investing activities	(19,178)	567,459
Cash flows from financing activities	(12,495)	(23,066)
Net change in cash and cash equivalents	494,585	(10,384,752)
Cash, cash equivalents, and restricted cash, beginning of period	7,706,806	17,809,802
Cash, cash equivalents, and restricted cash, end of period	$8,201,391	$7,425,050
Supplemental disclosures of cash flow information
Right-of-use assets obtained in exchange for operating lease liabilities	$—	$344,382
Supplemental disclosures of non-cash investing activities
Settlement recovery from business interruption claims included in other current assets	$—	$158,429
Receivable from sale of assets held-for-sale included in other current assets at the end of the period	$—	$126,268

LAIRD SUPERFOOD, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	As of
	September 30, 2024	December 31, 2023
Assets
Current assets
Cash, cash equivalents, and restricted cash	$8,201,391	$7,706,806
Accounts receivable, net	1,807,756	1,022,372
Inventory, net	6,155,442	6,322,559
Prepaid expenses and other current assets	1,172,481	1,285,564
Total current assets	17,337,070	16,337,301
Noncurrent assets
Property and equipment, net	81,408	122,595
Intangible assets, net	941,177	1,085,231
Related party license agreements	132,100	132,100
Right-of-use assets	258,490	354,732
Total noncurrent assets	1,413,175	1,694,658
Total assets	$18,750,245	$18,031,959
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,682,851	$1,647,673
Accrued expenses	3,682,495	2,586,343
Related party liabilities	29,667	2,688
Lease liabilities, current portion	141,504	138,800
Total current liabilities	5,536,517	4,375,504
Lease liabilities	161,624	243,836
Total liabilities	5,698,141	4,619,340
Stockholders’ equity
Common stock, $0.001 par value, 100,000,000 shares authorized at September 30, 2024 and December 31, 2023; 10,644,946 and 10,270,662 issued and outstanding at September 30, 2024, respectively; and 9,749,326 and 9,383,622 issued and outstanding at December 31, 2023, respectively.	10,271	9,384
Additional paid-in capital	120,761,700	119,701,384
Accumulated deficit	(107,719,867)	(106,298,149)
Total stockholders’ equity	13,052,104	13,412,619
Total liabilities and stockholders’ equity	$18,750,245	$18,031,959

LAIRD SUPERFOOD, INC.

NON-GAAP FINANCIAL MEASURES

(unaudited)

In this press release, we report Adjusted EBITDA and Adjusted EBITDA per diluted share, which are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses non-GAAP financial measures, both internally and externally, to assess and communicate the financial performance of the Company. The Company defines Adjusted EBITDA as net income (loss), adjusted to exclude: (1) interest expense and other (income) loss, (2) income tax (benefit) expense, (3) depreciation and amortization expenses, (4) stock-based compensation, (5) expenses related to a product quality issue, (6) costs incurred as part of the strategic downsizing of the Company’s operations, and (7) rebranding costs. The Company believes Adjusted EBITDA is useful to investors because it facilitates comparisons of its core business operations, excluding non-cash costs and non-recurring events, across periods on a consistent basis.

Management uses Adjusted EBITDA internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to Adjusted EBITDA in assessing its performance and when planning, forecasting and analyzing future periods. The Company believes Adjusted EBITDA is useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA does not reflect, among other things: cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures; interest expense; income tax expense from continuing operations; our working capital requirements; the potentially dilutive impact of stock-based compensation; and the provision for income taxes. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA along with other financial performance measures, including Net Sales, net loss, cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

The following table presents a reconciliation of net income (loss), the most directly comparable financial measure stated in accordance with GAAP, to adjusted EBITDA, for each of the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(166,120)	$(2,654,884)	$(1,421,718)	$(10,306,040)
Adjusted for:
Depreciation and amortization	65,840	71,493	204,419	235,025
Stock-based compensation	540,425	364,936	1,073,698	818,647
Income tax expense	5,421	—	47,902	13,172
Interest expense and other (income) expense, net	(107,891)	(132,185)	(321,957)	(452,288)
Product quality issue (a)	(349,115)	(140,019)	(384,329)	351,842
Strategic organizational shifts (b)	—	5,342	—	(55,348)
Company-wide rebranding costs (c)	—	—	—	163,806
Adjusted EBITDA	$(11,440)	$(2,485,317)	$(801,985)	$(9,231,184)
Net loss per share, diluted:	$(0.02)	$(0.28)	$(0.14)	$(1.11)
Adjusted EBITDA per share, diluted:	$(0.00)	$(0.27)	$(0.08)	$(0.99)
Weighted-average shares of common stock outstanding used in computing adjusted EBITDA per share of common stock, diluted	10,256,802	9,337,789	9,831,927	9,279,541

(a) In January 2023, we identified a product quality issue with raw material from one vendor and we voluntarily withdrew any affected finished goods. We previously incurred costs associated with product testing, discounts for replacement orders, and inventory obsolescence costs. We reached settlement with a supplier in the third quarter of 2023 and recorded recoveries in 2024.

(b) Costs incurred and recovered during the three and nine months ended September 30, 2023, as part of the strategic downsizing of our operations, including severances, forfeitures of stock-based compensation, and other personnel costs, IT integration costs, and freight costs to move inventory to third-party facilities.

(c) Costs incurred as part of the company-wide rebranding efforts that launched in Q1 2023.